UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) November 8, 2011

Martin Marietta Materials, Inc.

(Exact Name of Registrant as Specified in Its Charter)

North Carolina

(State or Other Jurisdiction of Incorporation)

1-12744	56-1848578
(Commission File Number)	(IRS Employer Identification No.)

2710 Wycliff Road, Raleigh, North Carolina	27607
(Address of Principal Executive Offices)	(Zip Code)

(919) 781-4550

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 8, 2011, the Board of Directors of the Corporation amended the Bylaws of the Corporation to increase the mandatory retirement age for directors of the Corporation. The Corporation’s Bylaws now provide that a Director will retire at the annual meeting of shareholders following the director’s 75th birthday. Prior to the amendment a Director was required to retire at the annual meeting of shareholders following the director’s 72nd birthday. The Restated Bylaws of the Corporation, as amended, is furnished as Exhibit 3.01 to this report and is incorporated by reference herein. This change has also been reflected in the Corporation’s Corporate Governance Guidelines adopted by the Board of Directors of the Corporation, a copy of which is posted on the Corporation’s website at www.martinmarietta.com.

Item 9.01	Financial Statements and Exhibits.

(c) Exhibits

3.01	Restated Bylaws of the Corporation, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARTIN MARIETTA MATERIALS, INC.
(Registrant)

Date: November 10, 2011	By:	/s/ Roselyn R. Bar
Roselyn R. Bar,
Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

3.01	Restated Bylaws of the Corporation, as amended.